Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD SCHEDULES 2009 EARNINGS RELEASE AND CONFERENCE CALL

FOR MONDAY, MARCH 8TH

Newport Beach, CA – February 22, 2010 – American Vanguard Corporation (NYSE:AVD), today announced that it will report financial results for the 2009 fourth quarter and full year on Monday, March 8, 2010 before the stock market opens. The Company also expects to file its 10-K with the Securities & Exchange Commission not later than March 12, 2010.

Eric Wintemute, President and CEO of American Vanguard, stated: “Challenging industry-wide conditions in the agricultural chemical marketplace during mid & late 2009 resulted in a revenue decline for American Vanguard in the fourth quarter and for the full year. Soft grower demand caused reduced inventory stocking by distributors, which compelled us to curtail our own manufacturing production to deal with this temporary market reality.”

“The combination of sluggish sales demand and the impact of unabsorbed fixed manufacturing costs have resulted in financial performance well below our expectations during the fourth quarter. We have responded by intensifying our sales & marketing initiatives, reducing costs throughout the Company and accelerating our efforts to develop and introduce new products.”

Mr. Wintemute continued: “We are making significant progress on our stated balance sheet objectives. During the final quarter of 2009, we reduced our inventory level by 13% (excluding the write downs and adjustments referenced below), maintained our diligence in receivables collection and generated enough cash to pay down our bank revolver credit facility by over 90%. Additionally, during the year-end assessment of our inventory, we determined that it was appropriate to write down the value of certain items by way of a one time, non-cash charge in the range of $12 million to $15 million. This charge arises primarily from the effect of unabsorbed manufacturing overhead activity, net realizable value assessments of slow-moving and obsolete inventory, and finally, other annual adjustments to ensure that our standard costs continue to closely reflect actual manufacturing cost. This charge is expected to have an after-tax impact of $7 million to $9 million and lead to a quarterly loss of between $.25 and $.33 per share.”

Mr. Wintemute concluded, “Our management team is concentrating its full attention on improving our operating performance through organizational upgrades, streamlined manufacturing processes, administrative cost constraint and an enhanced emphasis on the introduction of new products. These important initiatives will be discussed during our March 8th conference call. We are positioning ourselves to capitalize on improvements in the marketplace while maintaining our focus on balance sheet strength.”

Conference Call Information

Eric Wintemute, President and CEO, Trevor Thorley, EVP & COO and David T. Johnson, CFO, will conduct a conference call focusing on the financial results at 12:00 pm ET / 9:00 am PT on Monday, March 8, 2010. Interested parties may participate in the call by dialing 706-679-3155 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call (conference ID # 55081944).

The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. All forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com
(212) 836-9611